SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 23, 2008

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective October 23, 2008, the Board of Directors of Sally Beauty Holdings, Inc. (the “Company”) amended and restated the Company’s Second Amended and Restated Bylaws. The following is a summary of changes effected by the adoption of the Third Amended and Restated Bylaws, which is qualified in its entirety by reference to the Third Amended and Restated Bylaws filed as Exhibit 3.1 hereto, or the amended Bylaws.

Section 1.06 of the Company’s Second Amended and Restated Bylaws set forth the procedures for advance notice of stockholder proposals for other business to be considered at an annual meeting or special meeting of stockholders.  The Company’s amended Bylaws now clarify that (1) the advance notice provisions of Section 1.06 apply to stockholder proposals relating to nominations for the election of directors by stockholders and (2) the procedures for advance notice of nominations for the election of directors and any other business to be considered at an annual or special meeting of the Company is separate and distinct from the procedures related to requests to include stockholder proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.  Additionally, Section 1.06 of the amended Bylaws expands the information required to be provided by the stockholder making a proposal, including information about persons controlling, or acting in concert with, such stockholder and information about any hedging activities engaged in by them.

 ITEM 9.01.   Financial Statements and Exhibits.

(d)           See exhibit index.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:       October 23, 2008

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Raal H. Roos
Name:	Raal H. Roos
Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Third Amended and Restated Bylaws of Sally Beauty Holdings, Inc., adopted by the Board of Directors of Sally Beauty Holdings, Inc. on October 23, 2008.